UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

Ad.Venture Partners, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51456 (Commission File No.)	20-2650200 (IRS Employer Identification No.)

360 Madison Avenue, 21st Floor
New York, NY 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 703-7241

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01 Financial Statements and Exhibits.

SIGNATURE

Exhibit 10.1 Form of note.

Item 1.01      Entry into a Material Definitive Agreement.

On January 29, 2007, Ad.Venture Partners, Inc. (the “Company”) entered into notes with each of Howard S. Balter, Chief Executive Officer and director of the Company, and Ilan M. Slasky, President and director of the Company, pursuant to which Messrs. Balter and Slasky may loan such amounts as are necessary to fund the obligations incurred by the Company in connection with its business.

The loans are payable on demand or upon consummation of a business combination, and the Company will reimburse Messrs. Balter and Slasky for any tax liabilities they may incur as a result of any imputed interest income related to the notes. The foregoing description of the notes is qualified by reference to the terms of the notes, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K contains a description of the material terms of the notes the Company entered into with each of Messers. Balter and Slasky, which description is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AD.VENTURE PARTNERS, INC.

Dated: January 30, 2007	By:	/s/ Ilan M. Slasky
Ilan M. Slasky
President

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Form of Note.